October 31, 2007

Countrywide Home Loans, Inc.
Countrywide Home Loans Servicing LP
4500 Park Granada
Calabasas, California 91302

RE:           Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup Global Markets Realty Corp. (the “Initial Purchaser”) and Countrywide Home Loans, Inc. (the “Company”), as amended by the Amendment Reg AB, dated as of February 28, 2006, between the Initial Purchaser and the Company (“Amendment Reg AB”),  (collectively, the “Servicing Agreement”)

Ladies and Gentlemen:

Please refer to the captioned Servicing Agreement.  Please take notice that with respect to the mortgage loans described in the schedule attached hereto as Exhibit A (the “Mortgage Loans”), (i) the Initial Purchaser has designated CitiMortgage, Inc. as the Purchaser’s agent for purposes of master servicing the Mortgage Loans and (ii) effective October 31, 2007 (the “Effective Date”) the Initial Purchaser will have assigned all of its right, title and interest in and to the Mortgage Loans to Citigroup Mortgage Loan Trust, Inc. (the “Depositor”) who in turn will have assigned all of its right, title and interest in and to the Mortgage Loans to the trust (the “Trust”) established pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2007 (the “Pooling Agreement”), among the Depositor, U.S. Bank, National Association, as trustee (including its successors in interest and any successor trustees, the “Trustee”), CitiMortgage, Inc. as master servicer and trust administrator (including its successors in interest and any successor servicer or trust administrator under the Pooling Agreement, the “Master Servicer” and the “Trust Administrator”) and Citibank, N.A. as paying agent, certificate registrar and authenticating agent and pursuant to which the Citigroup Mortgage Loan Trust, Inc., Mortgage Pass-Through Certificates, Series 2007-10 will be issued.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Servicing Agreement.

As of the Effective Date, the Company has assigned its rights and obligations with respect to the servicing of the Mortgage Loans under the Servicing Agreement to Countrywide Home Loans Servicing LP (the “Servicer”) and the Servicer shall service the Mortgage Loans for the benefit of the Trust and its permitted successors and assigns in accordance with the terms and conditions of the Servicing Agreement, as modified by this Letter Agreement (the “Letter Agreement”).

Please acknowledge that:

1.           Recognition of Assignment by the Company and the Servicer.

From and after the Effective Date,

(i) the Company and the Servicer shall recognize the Trust (or the Trustee on behalf of the Trust) as the owner of the Mortgage Loans and “Purchaser” under the Servicing Agreement, as modified by this Letter Agreement;  provided, however, it is understood by all of parties to this Letter Agreement that the Initial Purchaser shall retain all obligations as “Purchaser” under the Servicing Agreement for the benefit of each the Company and Servicer.  The Company, the Servicer and the Initial Purchaser waive the requirements set forth in Section 8.07(a) of the Servicing Agreement with respect to such transferee.

(ii) the Servicer shall service the Mortgage Loans for the benefit of the Trust, pursuant to the terms of the Servicing Agreement subject to amendments and modifications as are set forth in Letter Agreement, notwithstanding anything contained in the Servicing Agreement to the contrary.

(iii) Citibank, N.A. shall serve as the Custodian with respect to the Mortgage Loans;

(iv) the Servicer shall deliver to the Master Servicer all written reports, statements and information required to be delivered by it to the Master Servicer with respect to the Mortgage Loans pursuant to the Servicing Agreement and attestations, assessments and compliance statements pursuant to Amendment Reg AB.

2.           Additional Provisions

Notwithstanding anything to the contrary in the Servicing Agreement, the Initial Purchaser, the Servicer and the Company agree to modify the Servicing Agreement as follows and the Servicer agrees to service the Mortgage Loans in accordance with such modifications from and after the date hereof:

(a)    If a Mortgage Loan is a MERS Mortgage Loan, the Servicer shall cause MERS to designate the Trustee on the MERS® System as the beneficial holder of such Mortgage Loan.

(b)   The Servicer acknowledges that a REMIC election has been or will be made with respect to the arrangement under which the Mortgage Loans and related REO Property are held.  Accordingly, the Servicer will comply with the provisions of Section 4.13 of the Servicing Agreement.

(c)   The Custodial and Escrow Accounts established pursuant to the Servicing Agreement with respect to the Mortgage Loans shall be entitled “Countrywide Home Loans Servicing LP., as bailee for CitiMortgage, Inc., master servicer.”

(e)           All amounts due the Purchaser with respect to the Mortgage Loans under the Servicing Agreement shall be remitted to the Master Servicer for the benefit of the Trust pursuant to the wire instructions set forth on Exhibit B or as otherwise may be directed by the Master Servicer by notice to the Servicer in writing.

(f)    The address of the Master Servicer for purposes of all notices and correspondence required to be delivered to the Master Servicer related to the Mortgage Loans and for reports and statements shall be as follows:

CitiMortgage, Inc.
Master Servicing Division- MC: N3B-355M
4000 Regent Blvd.
Irvine, TX 75063

(g)           The address of the Custodian for the purpose of any request, instruction, or notice required or permitted to be given to the Custodian under the Reconstituted Servicing Agreement shall be as follows:

Citibank, N.A.
5280 Corporate Drive
MSM 0030
Frederick, MD 21703

(h)           If in any month a Mortgage Loan is subject to a modification, the Company shall use its reasonable efforts to provide a servicer report (together with any other monthly reports under the Servicing Agreement) to the Master Servicer, which shall contain the loan modification information required by the Standard & Poor’s Revised Guidelines For U.S. RMBS Loan Modification and Capitalization Reimbursement Amounts (the “S&P Guidelines”), and such information shall be substantially similar to that which the Company provides for its own securitizations. Notwithstanding the foregoing, the Company shall also use its reasonable efforts to provide any such other information with respect to loan modifications and reimbursement amounts as the Master Servicer may reasonably require to perform the calculations necessary for the Master Servicer to perform its reporting obligations required by the S&P Guidelines.  The Company acknowledges that the Master Servicer will require reporting on the items attached on Schedule I hereto.

(j)           The Eligible Account definition of the Servicing Agreement is hereby deleted in its entirety and replaced with the following definition:

Eligible Account:  An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by a nationally recognized statistical rating agency in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are insured up to the maximum permitted by the FDIC, (iii) maintained with an institution and in a manner acceptable to an Agency, or (iv) maintained with an institution acceptable to the applicable Rating Agency.

4.           Miscellaneous

(a)           This Letter Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)           No term or provision of this Letter Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

(c)           This Letter Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust. Any entity into which the Initial Purchaser, the Servicer or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Initial Purchaser, the Servicer or Company, respectively, hereunder.

(d)           This Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

(e)           In the event that any provision of this Letter Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Letter Agreement shall control.

5.           Notice of Regulation AB Compliance

(a)           The Initial Purchaser hereby notifies the Company and the Servicer that as of the Effective Date the Mortgage Loans will be included in a Securitization Transaction.

(b)           Pursuant to Section 2(c)(i)(D) of Amendment Reg AB the following are parties to the securitization transaction in which the Mortgage Loans will be included:

(i)	Citigroup Global Markets Realty Corp. (sponsor);

(ii)	Citigroup Mortgage Loan Trust Inc. (depositor);

(iii)	Citigroup Mortgage Loan Trust 2007-10 (issuing entity);

(iv)	CitiMortgage, Inc. (the master servicer and trust administrator);

(v)	U.S. Bank National Association (the trustee);

(vi)	Citibank, N.A. (a custodian, paying agent, certificate registrar and authenticating agent);

(vii)
CitiMortgage, Inc., Citi Residential Lending, Inc., Countrywide Home Loans Servicing LP, Greenpoint Mortgage Funding, Inc., National City Mortgage Co., Opteum Financial Services, LLC, SunTrust Mortgage, Inc., Wells Fargo Bank, N.A., (the servicers);

(viii)
American Home Mortgage Corp., Argent Mortgage Company, LLC, CitiMortgage, Inc., Countrywide Home Loans, Inc., GreenPoint Mortgage Funding, Inc., HomeBanc Mortgage Corporation, LoanCity, Metro City Mortgages Inc., Mission 1 Funding, Inc., National City Mortgage Co.., Opteum Financial Services, LLC, PennFed Financial Services, Inc., Sea Breeze Mortgage Services, Inc., Secured Bankers Mortgage Company, SunTrust Mortgage, Inc., Taylor, Bean & Whitaker Mortgage Corp., Weichert Financial Services and Wells Fargo Bank, N.A.  (the originators); and

(ix)	Citibank, N.A. (a custodian).

[SIGNATURE PAGE FOLLOWS]

Please acknowledge your agreement to the terms of this letter by executing it in the space provided below and returning it to Peter Steinmetz.

CITIGROUP GLOBAL MARKETS REALTY CORP., Initial Purchaser

By:	/s/ Jonathan Riber
Name:	Jonathan Riber
Its:	Vice President

Acknowledged and agreed: COUNTRYWIDE HOME LOANS, INC. Company

By:	/s/ Monica Brudenell
Name:	Monica Brudenell
Its:	Senior Vice President

COUNTRYWIDE HOME LOANS SERVICING LP, Servicer By Countrywide GP, Inc., its General Partner

By:	/s/ Monica Brudenell
Name:	Monica Brudenell
Its:	Senior Vice President

CITIMORTGAGE, INC. Master Servicer

By:	/s/ Tommy R. Harris
Name:	Tommy R. Harris
Its:	Senior Vice President

Exhibit A

Mortgage Loans

Exhibit B

CITIMORTGAGE
WIRING INSTRUCTIONS

Bank Name:	CitiBank (West)
Bank City/State:	Glendale, CA
ABA Number:	321171184
Account Name:	CMI MSD Clearing
Account Number:	#070-4913896

Please include your investor number, servicer and purchase number, and remittance cutoff date on all wires.  Wires for multiple investors should have backup provided that indicates the amount of funds for each investor.  Backup for multiple investor wires needs to be sent by fax or e-mail the morning the wire is sent and should include the investor number, servicer and purchase number, and total amount of remittance for each investor.

Wires for payoffs need to include your loan number and the payoff date.  Backup for payoffs needs to be sent by fax or e-mail the morning the wire is sent.

Please address all cash related e-mails to Chao Li at chao.li@citigroup.com, Mary Flores at mary.h.flores@citigroup.com and Carolyn Ward at carolyn.ward@citigroup.com.

Please address all cash related faxes to the CASH DEPARTMENT.  The fax number is (469) 220-1572.  If you have any questions concerning these instructions, please call Chao Li at (469) 220-0912.

Schedule I

Loan Modification Information

(Available Upon Request)